SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2006 (August 31, 2006)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2006, Torchmark Corporation (Torchmark) and its subsidiary TMK Re, Ltd. (TMK Re) entered into the Second Amendment (Second Amendment) to Credit Agreement dated as of August 31, 2006 among Torchmark Corporation as the Borrower, TMK Re, Ltd. as a Loan Party, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, JP Morgan Chase Bank, N.A., KeyBank National Association, Regions Bank, SunTrust Bank and Wachovia Bank, National Association, as Co-Syndication Agents and the other lenders party thereto. The Second Amendment amends the Credit Agreement, dated as of November 18, 2004, as amended by the First Amendment to Credit Agreement dated as of June 9, 2006 (said Credit Agreement as amended, the “Credit Agreement”) to extend the maturity date to August 31, 2011 and to increase and decrease the respective commitment amounts of certain lenders party to the Credit Agreement.

Torchmark and its subsidiaries from time to time have various other relationships with certain of the banks and their affiliates who participate as lenders under the Second Amendment. Affiliates of JP Morgan Chase Bank, N.A. are parties to that Receivables Purchase Agreement dated as of December 21, 1999 as amended and restated as of March 31, 2000, among AILIC Receivables Corporation, American Income Life Insurance Company, Preferred Receivables Funding Company, LLC, formerly known as Preferred Receivables Funding Corporation (PREFCO), certain financial institutions (which financial institutions together with PREFCO are Purchasers) and JP Morgan Chase Bank, National Association, successor by merger to Bank One, N.A. (Chicago, Illinois), as agent for Purchasers, as from time to time amended, and serve as indenture trustee for certain of the outstanding senior indebtedness of Torchmark as the successor trustee under the Indenture dated February 1, 1987 between Torchmark and Morgan Guaranty Trust Company of New York; those documents have been previously filed as exhibits to Torchmark’s Forms 10-K or 10-Q. An affiliate of The Bank of New York serves as successor indenture trustee pursuant to the Junior Subordinated Indenture dated November 2, 2001 between Torchmark Corporation and The Bank of New York with respect to trust preferred securities issued by Torchmark Capital Trusts I, II and III and as successor indenture trustee for Torchmark’s 6 1/4% Senior Notes due 2006 pursuant to the Supplemental Indenture dated as of December 14, 2001 between Torchmark, Bank One Trust Company, National Association and The Bank of New York, supplementing the Indenture dated February 1, 1987; and as indenture trustee for Torchmark’s 6.375% Senior Notes due 2006 pursuant to the Indenture dated February 1, 1987 as supplemented by a second supplemental indenture dated June 23, 2006. All such indentures have been previously filed as exhibits to Torchmark’s Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.01	Second Amendment to Credit Agreement dated as of August 31, 2006 among Torchmark Corporation as the Borrower, TMK Re, Ltd. as a Loan Party, the lenders listed on the signature pages thereof (Lenders) and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: September 1, 2006	/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Secretary